UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________

FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 28, 2024
___________________________________________________
BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
___________________________________________________

Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2230 Bandmate Way
Raleigh, NC 27607
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 28, 2024, Bandwidth Inc. (the “Company”) entered into a second amendment (the “Credit Agreement Amendment”) to the credit agreement (as amended, the “Credit Agreement”) among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, swingline lender and letters of credit issuer, with BofA Securities, Inc. and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners. Effective as of October 28, 2024, the Credit Agreement was amended to:
•increase the aggregate revolving credit commitments from $100.0 million to $150.0 million;
•with respect to applicable interest rates, modify the applicable margin for loans based on SOFR to between 2.00% and 2.50%, and modify the applicable margin for loans based on the base rate to between 1.00% and 1.50%, in each case depending upon the Company’s consolidated total leverage ratio for the most recent fiscal quarter for which financial statements have been delivered under the Credit Agreement;
•modify the quarterly commitment fee to between 0.20% and 0.25% on the unused portion of the borrowing commitment, depending upon the Company’s consolidated total leverage ratio for the most recent fiscal quarter for which financial statements have been delivered under the Credit Agreement;
•replace the existing financial covenants with the following new financial covenants: (a) (1) for each fiscal quarter ending on or prior to June 30, 2025, a consolidated senior secured leverage ratio not to exceed 2.75 to 1.00, and (2) for each fiscal quarter thereafter, a consolidated senior secured leverage ratio not to exceed 2.50 to 1.00; and (b) a consolidated fixed charge coverage ratio not less than 2.00 to 1.00, in each case tested as of the end of any fiscal quarter;
•modify exceptions to certain customary negative covenants to require a pro forma consolidated senior secured leverage ratio at least 0.50 to 1.00 inside the maximum then-applicable consolidated senior secured leverage ratio, and modify the exception to the restriction on additional convertible indebtedness to require a pro forma consolidated total leverage ratio over the most recent four fiscal quarters not to exceed 4.50 to 1.00; and
•modify the maturity date to the earlier of (a) May 1, 2029 or (b) the date that is 91 days prior to the scheduled maturity date or mandatory conversion date of any of the Company’s outstanding convertible senior notes due 2028.
Except as described above, the terms of any loans under the Credit Agreement are unmodified and remain in full force and effect.
This summary of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Second Amendment to Credit Agreement, dated as of October 28, 2024, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 2.02 Results of Operations and Financial Condition.
On October 31, 2024, Bandwidth Inc. issued a press release reporting its financial results for the third quarter ended September 30, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Bandwidth Inc. press release, dated October 31, 2024
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: October 31, 2024	By:	/s/ Daryl E. Raiford
	Name:	Daryl E. Raiford
	Title:	Chief Financial Officer